Exhibit 23.(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-52409 and 333-59013 of New Jersey Resources Corporation on Form S-8 and Registration No. 33-57711 of New Jersey Resources Corporation on Form S-3 of our report dated November 24, 2004, appearing in this Annual Report on Form 10-K of New Jersey Resources Corporation for the year ended September 30, 2004.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

December 1, 2004